BNY MELLON ALCENTRA oPPORTUNISTIC GLOBAL CREDIT INCOME FUND

BYLAWS

ARTICLE I
Offices

Section 1.      Principal Office in Maryland. The Trust shall have a principal office in the State of Maryland as may be determined by the Board of Trustees (as defined in the Declaration of Trust of the Trust (the “Declaration”)) from time to time.

Section 2.      Other Offices. The Trust may have offices at such other places within and without the State of Maryland as the Board of Trustees may from time to time determine or as the business of the Trust may require.

ARTICLE II
Meetings of Shareholders

Section 1.      Place of Meeting. Meetings of shareholders shall be held at such place, either within the State of Maryland or at such other place within or outside the United States, as shall be fixed from time to time by the Board of Trustees.

Section 2.      Annual Meetings. The Trust is not required to hold an annual meeting of shareholders in any year. When required or otherwise determined by the Board of Trustees, an annual meeting of shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Board of Trustees.

Section 3.      Notice of Annual Meeting. Not less than ten nor more than 90 days before each annual meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, if required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 6(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 6 of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 4.      Special Meetings.

(a)             General. Special meetings of shareholders may be called by the chairman, the president or by the Board of Trustees and, subject to subsection (b) of this Section 4, shall be called by the secretary upon the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at the meeting.

(b)            Shareholder Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2)            In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares (as defined below) which are owned by each such shareholder, and the nominee holder for, and number of, shares owned by such shareholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)            The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 4(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)            Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, president or Board of Trustees, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for any special meeting, the chairman of the board, president or Board of Trustees may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 4(b).

(5)            If written revocations of requests for the special meeting have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)            The chairman of the board, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)            For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 5.      Notice of Special Meeting. Notice of a special meeting of shareholders shall be given in the manner provided for notice of an annual meeting in Section 3 of this Article II; provided, however, that the notice of a special meeting shall state the purpose for which the meeting is called and no business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6.      Business of Annual or Special Shareholder Meetings.

(a)            Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record as of the close of business on the record date for the meeting, at the time of giving of notice by the shareholder as provided for in this Section 6(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 6(a).

(2)            For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 6, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and, in the case of any such other business, such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 6 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of the proxy statement (as defined in Section 6(c)(3) of this Article II) for the most recent annual meeting; provided, however, that in connection with the Trust’s first annual meeting after its initial public offering or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the most recent annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3)            Such shareholder’s notice shall set forth:

(i)            as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”),

(A)            all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; and

(B)            whether such shareholder believes any such Proposed Nominee is, or is not, an “interested person” of the Trust, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to make such determination;

(ii)            as to any business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)            as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A)            the class, series and number of all Shares or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such Shares or other security) in any Company Securities of any such person;

(B)            the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(C)            whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D)            any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)            as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 6(a) and any Proposed Nominee,

(A)            the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and

(B)            the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person; and

(v)            to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.

(4)            Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed to the Trust and (b) will serve as a trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5)            Notwithstanding anything in this subsection (a) of this Section 6 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 6(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6)            For purposes of this Section 6, “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of Shares owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person or is an officer, trustee, partner, member, employee or agent of such shareholder or such Shareholder Associated Person.

(b)            Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 4 of this Article II for the purpose of electing trustees, by any shareholder of the Trust who was a shareholder of record as of the close of business on the record date for the meeting, at the time of giving of notice provided for in this Section 6 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 6. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraph (a)(3) of this Section 6 shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)            General. (1)  If information submitted pursuant to this Section 6 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 6. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Trust or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 6, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 6 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 6.

(2)            Only such individuals who are nominated in accordance with this Section 6 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 6. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 6.

(3)            For purposes of this Section 6, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

(4)            Notwithstanding the foregoing provisions of this Section 6, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this Section 6 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 6 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5)            Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 6 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 7.      Quorum. The holders of shares entitled to cast at least one-third of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. As provided in Section 8 of Article II, a meeting of shareholders convened on the date for which it is called may be adjourned from time to time without further notice to a date not more than 120 days after the record date.

Section 8.      Adjournment. Any meeting of the shareholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment was taken. Subject to Section 10 hereof, in the absence of a quorum, the shareholders present in person or by proxy, by majority vote of those present and without notice other than by announcement at the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting of the shareholders may not be adjourned without further notice to a date more than 120 days after the original record date determined pursuant to Section 12 of Article II.

Section 9.      Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the matter shall decide any question brought before such meeting (except that trustees may be elected by the affirmative vote of a plurality of the votes cast), unless the question is one upon which by express provision of the 1940 Act, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto or of the Declaration a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.      Organization and Conduct. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11.      Proxies. Each shareholder shall at every meeting of shareholders be entitled to vote in person or by proxy appointed in such manner as may be permitted by Maryland law. No proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy. Shareholders may authorize others to act as proxies by means of written proxies signed by the shareholder or by his, her or its authorized agent, facsimile signatures, electronic transmissions, internet transmissions, telephonic means, telegrams, datagrams, proxygrams and other reasonable means authorized or accepted by the Trust, subject to the reasonable satisfaction of the Trust that the shareholder has authorized the creation of the proxy. Every proxy shall be revocable at the pleasure of the shareholder providing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

Section 12.      Record Date. In order that the Trust may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Trustees may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed: (1) The record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business of the day on which notice of the meeting of shareholders is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (2) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution. If a record date has been fixed for the determination of shareholders entitled to vote at a meeting, only the shareholders of record on the record date shall be entitled to vote at the meeting and such shareholders shall be entitled to vote at the meeting notwithstanding the subsequent transfer or redemption of the shares owned of record on such date. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.

Section 13.      Inspectors of Election. The trustees, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the trustees in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, may be required to take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each share, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to fairly conduct the election or vote. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her, it or them and execute a certificate of any fact found by him, her, it or them. No trustee or candidate for the office of trustee shall act as inspector of an election of trustees. Inspectors need not be shareholders of the Trust.

Section 14.      Virtual Meetings. Notwithstanding anything to the contrary in these Bylaws, the Board of Trustees, or a committee of the Board of Trustees authorized for such purpose, may determine at any time, including, without limitation, after the calling of any meeting of shareholders, that any meeting of shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined, after notice of the meeting has been sent to shareholders, that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release, any other means of public communication or as otherwise required by applicable law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting, but participate by means of remote communication, shall be considered present in person for all purposes under these Bylaws (including for purposes of calculating a quorum) and may vote at such a meeting. Subject to any guidelines and procedures that the Board of Trustees may adopt, any meeting at which Shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:

(a)            The Trust shall implement, at the direction of the president or the president’s designee, reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxy holder;

(b)            The Trust shall implement, at the direction of the president or the president’s designee, reasonable measures to provide the Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(c)            In the event any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

ARTICLE III
Board of Trustees

Section 1.      Number of Trustees. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than one nor more than 12. The trustees shall be elected at the annual meeting of the shareholders or a special meeting of shareholders called by the Board of Trustees for the purpose of electing trustees, except as provided in Section 2 of this Article III, and each trustee elected shall hold office for an indefinite term until the next annual meeting of shareholders and until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Declaration. Any trustee may resign at any time upon written notice to the Trust. Such resignation shall be effective as of the date specified in the written notice, or if no date is specified, then immediately upon receipt by the Trust. Unless specified in the written notice, acceptance of the resignation shall not be necessary for the resignation to be effective. Any vacancy created by an increase in trustees may be filled in accordance with Section 2 of this Article III. No reduction in the number of trustees shall have the effect of removing any trustee from office prior to the expiration of his or her term unless the trustee is specifically removed pursuant to Section 4 of this Article III at the time of the decrease. Trustees need not be shareholders unless otherwise required by law.

Section 2.      Vacancies and Newly-Created Trusteeships. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares and except as otherwise required by the 1940 Act, (a) any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and (b) any trustee elected to fill a vacancy shall serve for the full term of the trusteeship and until his or her successor is elected and qualifies.

Section 3.      Powers. The business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, which may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute or by the Declaration or by these Bylaws conferred upon or reserved to the shareholders.

Section 4.      Removal of Trustees. A trustee of the Trust may be removed from office as provided in the Declaration of Trust.

Section 5.      Meetings. The Board of Trustees of the Trust or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Trustees may be held without notice at such time and at such place as shall from time to time be determined by the Board of Trustees. Special meetings of the Board of Trustees may be called by the chairman, the president or by two or more trustees.

Section 6.      Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7.      Quorum and Voting. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business, and except as otherwise expressly required by statute, the Declaration or these Bylaws, the act of a majority of the trustees present at any meeting at which a quorum is present shall be the act of the Board.

Section 8.      Chairman of the Board of Trustees. The Board of Trustees may appoint a chairman, or co-chairmen, of the Board of Trustees, who shall preside at all meetings of the shareholders and of the Board of Trustees. The chairman shall be ex officio a member of all committees designated by the Board of Trustees except as otherwise determined by the Board of Trustees. The chairman shall have authority to execute instruments and contracts on behalf of the Trust except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Trustees to some officer or agent of the Trust.

Section 9.      Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the president (if he or she is a trustee), or, in his or her absence or inability to act, another trustee chosen by a majority of the trustees present, shall act as chairman of the meeting and preside at the meeting. The secretary (or, in his or her absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

Section 10.      Committees. The Board of Trustees may appoint from among its members an executive committee and other committees of the Board of Trustees, each committee to be composed of one or more of the trustees of the Trust. The Board of Trustees may delegate to such committees any of the powers of the Board of Trustees. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Trustees. Unless the Board of Trustees designates one or more trustees as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Trustees to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and, except as otherwise expressly required by statute, the Declaration or these Bylaws, the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

Section 11.      Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings.

Section 12.      Informal Action by Board of Trustees and Committees. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting if a consent thereto is given in writing or by electronic transmission by a majority of the members of the Board of Trustees or of such committee, as the case may be, or by a majority of the trustees that are deemed independent and disinterested under the 1940 Act, as necessary, and such consent is filed with the minutes of proceedings of the Board of Trustees or committee, provided, however, that such consent shall not constitute approval of any matter which pursuant to the 1940 Act, and the rules thereunder, requires the approval of trustees by vote cast in person at a meeting.

Section 13.      Meeting by Conference Telephone. The members of the Board of Trustees or any committee thereof may participate in a meeting of the Board of Trustees or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting, provided however, that such participation shall not constitute presence in person with respect to matters which, pursuant to the 1940 Act, and the rules thereunder, require the approval of trustees by vote cast in person at a meeting.

Section 14.      Fees and Expenses. The trustees may be paid their expenses of attendance at each meeting of the Board of Trustees and may be paid a fixed sum for attendance at each meeting of the Board of Trustees, a stated salary as trustee or such other compensation as the Board of Trustees may approve. No such payment shall preclude any trustee from serving the Trust in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 15.      Reliance. Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.

Section 16.      Ratification. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IV
Waiver of Notice

Whenever any notice is required to be given under the provisions of the statutes, of the Declaration or of these Bylaws, each person entitled to said notice waives notice if, before or after the meeting he or she signs a written waiver of notice and such waiver is filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V
Officers

Section 1.      General. The officers of the Trust shall be elected by the Board of Trustees and shall include a president, a secretary and a treasurer. The Board of Trustees may choose also such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices, except the offices of president and vice president and chairman and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Section 2.      Other Officers and Agents. The Board of Trustees may appoint such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Trustees.

Section 3.      Tenure of Officers. The officers of the Trust shall hold office at the pleasure of the Board of Trustees. Each officer shall hold his or her office until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Trust. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Any officer elected or appointed by the Board of Trustees may be removed, with or without cause at any time, by the Board of Trustees when, in its judgment, the best interests of the Trust will be served thereby. The Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Trustees. Removal shall be without prejudice to the person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Trust shall not of itself create contract rights. Any vacancy occurring in any office of the Trust by death, resignation, removal, or otherwise shall be filled by the Board of Trustees.

Section 4.      President. In the absence or disability of the chairman, the president shall perform the duties and exercise the powers of the chairman. The president shall be the chief executive officer and shall have general and active management of the business of the Trust and shall see that all orders and resolutions of the Board of Trustees are carried into effect. The president shall perform such other duties and have such other powers as the chairman or the Board of Trustees may from time to time prescribe. He shall have authority to execute instrument and contracts on behalf of the Trust except where required by law to be otherwise signed and except where the signing and execution thereof shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust.

Section 5.      Vice Presidents. The vice presidents shall act under the direction of the chairman and in the absence or disability of the chairman shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the Chairman, the president or the Board of Trustees may from time to time prescribe. The Board of Trustees may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and the powers of the president shall descend to the vice presidents in the specified order of seniority.

Section 6.      Secretary. The secretary shall act under the direction of the chairman and the president. Subject to the direction of the chairman and the president he shall attend all meetings of the Board of Trustees and all meetings of shareholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Trustees when required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Trustees, and shall perform such other duties as may be prescribed by the chairman or the Board of Trustees. He shall keep in safe custody the seal of the Trust and shall affix the seal or cause it to be affixed to any instrument requiring it.

Section 7.      Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of Trustees, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the chairman, the president or the Board of Trustees may from time to time prescribe.

Section 8.      Treasurer. The treasurer shall act under the direction of the chairman and the president. Subject to the direction of the chairman and the president he or she shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the chairman, the president or the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all his transactions as treasurer and of the financial condition of the Trust.

Section 9.      Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of Trustees, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the chairman, the president or the Board of Trustees may from time to time prescribe.

Section 10.      Delegation of Duties. In case of the absence of any officer of the Trust, or for any other reason that the Board of Trustees may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any trustee.

ARTICLE VI
Certificates for Shares of Beneficial Interest

Section 1.      General. In the discretion of the Board of Trustees, the Trust shall not be required to provide holders of shares of beneficial interest of the Trust (“Shares”) with share certificates and may direct that Shares of any class shall be issued and transferred, and that Share ownership records shall be maintained, in book entry form. The Trust may, when share certificates are surrendered to the Trust for transfer, exchange or otherwise, provide that the Shares issuable or outstanding upon such surrender shall be represented by book-entry without certificates. Such information shall include the name of the Trust, the name of the holder of the Shares, the number and class of the Shares, any restrictions on transfer and any other information deemed necessary or appropriate by the Trust.

Section 2.      Fractional Share Interests. The Trust may issue fractions of a Share. Fractional Shares shall have proportionately to the respective fractions represented thereby all the right of whole Shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Trust, excluding, however, the right to receive a share certificate representing such fractional Shares.

Section 3.      Signatures on Certificates. Any share certificates issued by the Trust shall be signed by the chairman, the president or a vice president and countersigned by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Trust. Any of or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue. The seal of the Trust or a facsimile thereof may, but need not, be affixed to share certificates.

Section 4.      Lost, Stolen or Destroyed Certificates. The Trust may recognize, by book-entry (or by issuance of a replacement certificate for Shares of any class as to which the Board of Trustees shall determine to continue the issuance of certificates) the ownership of Shares represented by any outstanding certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such book-entry or issue of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 5.      Transfer of Shares. Shares shall be transferable on the books of the Trust and the Board of Trustees may from time to time adopt rules and regulations with reference to the method of transfer of such Shares.

Section 6.      Registered Owners. The Trust shall be entitled to recognize the person registered on its books as the owner of Shares to be the exclusive owner for all purposes including voting and dividends, and the Trust shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE VII
Miscellaneous

Section 1.      Reserves. There may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or such other purpose as the Board of Trustees shall think conducive to the interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

Section 2.      Dividends. Dividends upon the Shares may, subject to the provisions of the Declaration, these Bylaws and of applicable law, be declared by the Board of Trustees at any time. Dividends may be paid in cash, in property or in Shares, subject to the provisions of the Declaration, these Bylaws and of applicable law.

Section 3.      Capital Gains Distributions. The amount in number of capital gains distributions paid to the shareholders during each fiscal year shall be determined by the Board of Trustees. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

Section 4.      Checks. All checks or demands for money and notes of the Trust shall be signed by such officers or such other person or persons or as the Board of Trustees may from time to time designate.

Section 5.      Fiscal Year. The fiscal year of the Trust shall be fixed by the resolution of the Board of Trustees.

Section 6.      Seal. The Corporate seal shall have inscribed thereon the names of the Trust, the year of its organization and the words, “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or fixed or in another matter reproduced or by placing the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

ARTICLE VIII

Exclusive Forum for Certain Litigation

Unless the Trust consents in writing to the selection of an alternative forum: (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any Trustee, officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any Trustee, officer or other employee of the Trust arising pursuant to any provision of the Trust Act, the Declaration or these Bylaws or (d) any other action asserting a claim against the Trust or any Trustee, officer or other employee of the Trust that is governed by the internal affairs doctrine; and (ii) notwithstanding the foregoing, claims under the federal securities laws may be brought solely in either the Circuit Court for Baltimore City, Maryland or the United States District Court for the District of Maryland, Northern Division. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such court.

ARTICLE IX
Amendments

The Board of Trustees shall have the power to make, alter and repeal Bylaws of the Trust, subject to the requirements of the 1940 Act. These Bylaws may not be amended by the shareholders of the Trust.

August 5, 2021